Exhibit 10.31

ELEVENTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Eleventh Modification to Loan and Security Agreement (this “Modification”) is entered into by and between ORANGE 21, Inc., (“Borrower”) and COMERIC BANK (“Bank”), at San Jose, California, as of June 29, 2006.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower have previously entered into that certain Loan and Security Agreement (Accounts and Inventory), dated October 5, 2001, as modified by that certain First Modification dated July17, 2002, as modified by that certain Second Modification dated March 21, 2003, as modified by that certain Third Modification dated August 14, 2003 as modified by that certain Fourth Modification dated November 26, 2003, as modified by that certain Fifth Modification dated December 16, 2003, as modified by that certain Sixth Modification dated August 5, 2005, as modified by that certain Seventh Modification dated December 2, 2004, as modified by that certain Eighth Modification dated January 27, 2005, as modified by that certain Ninth Modification dated November 4, 2005, and as modified by that certain Tenth Modification dated December 29, 2005. The Loan and Security Agreement (Accounts and Inventory) as amended, modified, revised or restated from time to time shall be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A. A new Subsection 2.1 (h) is hereby added to the Agreement to read in its entirety as follows:

“Subject to the availability under the Committed Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall reserve against the Committed Revolving Line, 10% of any net Foreign Exchange Forward Contracts totaling up to Twenty Million Dollars ($20,000,000) for a maximum reserve of Two Millions Dollars ($2,000,000). Amounts so reserved shall be deemed to constitute Advances under the Committed Revolving Loan. The Foreign Exchange Forward Contracts shall be utilized by Borrower for hedging against its foreign accounts payable. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Foreign Exchange Contracts for Borrower. Foreign Exchange Contracts shall expire no later than the Revolving Maturity Date.”

B. “Letter of Credit Sublimit” defined in Exhibit A of the Agreement entitled “Definitions” is hereby amended to read as follows:

“‘Letter of Credit Sublimit’ means a sublimit under the Committed Revolving Line not to exceed Four Million Dollars ($4,000,000).”

C. “Revolving Maturity Date” defined in Exhibit A of the Agreement entitled “Definitions” is hereby amended to read as follows:

“‘Revolving Maturity Date’ means July 5, 2006.”

3. Miscellaneous. The effectiveness of this Agreement shall be conditioned upon Bank’s receipt of:

(a) A counterpart of this Agreement duly executed by Borrower.

(b) Borrower agrees to pay a Documentation Fee totaling $750.00 upon execution hereof.

4. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

ORANGE 21, INC.		COMERICA BANK

By:	/s/ Michael Brower	By:	/s/ Tomas Schmidt
Name:	Michael Brower	Name:	Tomas Schmidt
Title:	Chief Financial Officer	Title:	Vice-President-Western Market

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